Confidential
November 29, 2012
PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION
These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse AG or its Affiliates (hereafter “Credit Suisse”).
Project Florida
Preliminary discussion materials for the Special Committee
Maine discussion materials
Exhibit (c)-7

Confidential Table of contents 1. Introduction 2. Preliminary Maine financial analysis 3. Pro forma financial impact Appendix 1

Confidential 1. Introduction 2

Confidential

Preliminary side-by-side-analysis
Source: Public filings, company projections at forward curve pricing as of 11/26/12 and FactSet Research Systems.
(1) Florida corporate adjustments as of 9/30/12 based on $3.7 billion of cash, $3.5 billion of debt and $3.6 billion of noncontrolling interest per Florida 10-Q. Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock, $188.9 million of 4% convertible notes, $12 million of 8% convertible preferred stock, $67.8 million of
5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q.
(2) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 63,500 Bcfe, per Maine management.
(3) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 21,832 Bcfe, per RPS estimates.
(4) Blended acquisition cost per Maine share based on $15.50 per share value to Maine’s public shareholders and no premium to shares and convertible held by Pennsylvania and Florida, respectively.
(5) Share price calculated as sum of (4) and value of royalty unit implied by RPS net risked resource estimate of 3.0 Tcfe (including Davy Jones) and 4% overriding royalty interest at 12% illustrative discount rate.
(4)
(5)
($ in millions, except where otherwise noted)
Florida
at market Maine Illustrative Maine acquisition price
Share price (11/28/12) $38.56 $8.19 $15.50 $17.00
% premium / (discount) to current 89.3% 107.6% 56.5% 69.8%
% premium / (discount) to 52-week high (21.2%) (50.6%) (6.5%) 2.6% (22.7%) (16.1%)
Implied equity value $36,729 $1,327 $3,574 $3,923 $2,954 $3,204
Enterprise value
(1)
40,129 2,404 3,682 4,031 3,062 3,312
Enterprise value /
2012E EBITDA(X) 5.8x 11.6x 17.7x 19.4x 14.7x 15.9x
2013E EBITDA(X) 4.4x 9.8x 15.1x 16.5x 12.5x 13.6x
Proved reserves ($ / mcfe) $9.93 $15.21 $16.65 $12.65 $13.68
Recoverable unrisked resources ($ / mcfe) – per Maine
(2)
0.04 0.06 0.06 0.05 0.05
Recoverable unrisked resources
($ / mcfe) – per RPS
(3) 0.11 0.17 0.18 0.14 0.15
2012E Production ($ / mcfe/d) 17,417 26,680 29,209 22,190 23,999
2013E Production ($ / mcfe/d) 16,024 24,546 26,872 20,415 22,079
Pre-tax PV-10% 2.9x 4.4x 4.9x 3.7x 4.0x
Price /
2012E CFPS 7.1x 11.2x 21.2x 23.2x 17.5x 19.0x
2013E CFPS 5.0x 5.7x 10.8x 11.9x 9.0x 9.7x
Statistics
12/31/2011 Proved reserves (Bcfe) 242 242 242 242 242
% oil 40.6% 40.6% 40.6% 40.6% 40.6%
% developed 84.9% 84.9% 84.9% 84.9% 84.9%
Resource potential (Tcfe) 63.7 63.7 63.7 63.7 63.7
2012E production (mcfe/d) 138 138 138 138 138
% oil 40.6% 40.6% 40.6% 40.6% 40.6%
R/P 4.8x 4.8x 4.8x 4.8x 4.8x
$12.81 $13.90

Confidential
Current
52-week Average Closing Share Price
11/28/2012
High Low 5-day 10-day 20-day 60-calendar day 90-calendar day 1-year 2-year 3-year
$8.19 $16.57 $7.25 $10.20 $11.30 $11.90 $11.68 $11.99 $12.11 $13.79 $13.64
11/28/09 5/3/10 10/7/10 3/11/11 8/16/11 1/19/12
Preliminary Maine share price performance

Source: Factset Research Systems.
5/3/2010:
James R. Moffett
named President
and Chief
Executive Officer
1/11/2010:
Announced discovery
on its Davy Jones
ultra-deep prospect
located on South
Marsh Island Block
230 in approximately
20 feet of water
9/8/2011:
Acquired Whitney
Exploration’s interest in
Davy Jones and
Blackbeard East
exploration projects
9/4/2012:
Announced
September
expected timing of
Davy Jones flow test
7/30/2012:
Announced delay in
planned Davy Jones
flow test to August
12/30/2010:
Announced the
completion of its
previously announced
acquisition of
Pennsylvania’s shallow
water GOM shelf assets
and related financings.
1/5/2012:
Announced the
completion of
activities at the Davy
Jones No. 1
discovery well are in
an advanced stage
11/26/2012:
Announced that
solvents will have to
be injected into
Davy Jones well to
obtain a measurable
flow test
6/22/12 11/28/12
$0
$3
$6
$9
$12
$15
$18
$21
$24
0
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
Volume in Thousands Maine

Vei quo brute movet patrioque, porro legin

Vei quo brute movet patrioque, porro legin

Vei quo brute movet patrioque, porro legin

CREDIT SUISSE

Confidential
Maine GOM exploration update

Excerpts from Maine 11/26/2012 press release Maine share price performance since announcement
Selected press commentary
“Shares of Maine plunged for a second day after the oil and natural gas drilling company said it is taking longer than expected to develop a well in the Gulf of Mexico. […] Analysts say it has been more than a year since the original target date for the flow test, without any measurable results. Maine’s update ‘likely did little to improve investor sentiment and may have raised more questions regarding the well's ability to produce commercial amounts of gas,’ JPMorgan analyst Joseph Allman wrote in a research note published
Tuesday.  If Maine fails to unclog the well, it potentially may have to abandon it, Allman stated.”
The Associated Press, 11/27/12
Reuters, 11/27/12
Shares of Maine […] tumbled to a three-year low on
Tuesday after a disappointing update on the
company's Davy Jones deep gas prospect off the
Louisiana coast. Shares of Maine […] were down 11
percent after a 22 percent drop on Monday.  ‘The
market passed judgment on what we believe is still a
'science project,’’ Raymond James analyst Andrew
Coleman said, referring to the two weeks of testing of
a well now likely to produce between 10 million and 20
million cubic feet per day - less than half the initial
expectations.  Coleman said the Davy Jones project,
which followed a discovery announced in early 2010,
had cost $960 million so far. Analysts at Tudor
Pickering Holt said heavy drilling fluid could be
hindering the well flow, though there was not yet
enough information to determine whether the issue
was ‘mechanical or reservoir-related.’”
“In a note to investors earlier today, Capital One analyst Richard Tullis responded to the news by lowering his price target on Maine to $9 from $12. Although Maine may eventually be able to conduct the flow test, the company faces greater risk in light of yesterday's news, wrote Tullis, who nevertheless maintained an Add rating on the stock. Conversely, RBC Capital earlier today downgraded Maine to Sector Perform from Outperform, and JPMorgan asserted that the company has zero equity value, given uncertainty about the commercial viability of the Davy
Jones field.”
Theflyonethewall.com, 11/27/12
(34.2%)
Maine updated its ultra-deep exploration and development activities in the shallow waters of the GOM Shelf and onshore on the Gulf Coast
At Davy Jones No.
1,
Maine has recovered to date completion fluids with
weights of approximately 9 and 19 pounds per gallon and is initiating operations to inject a barite solvent into the formation in order to clean out the perforations to achieve a measureable flow test
The Lineham Creek exploratory well has encountered hydrocarbon bearing porous sands above 24,000 feet
The Blackbeard West No. 2 ultra-deep exploration well is currently drilling below 25,200 feet and has encountered additional potential hydrocarbon bearing sands at approximately 25,000 feet
The Lomond North ultra-deep prospect is currently drilling below 10,700 feet (proposed total depth of 30,000 feet)
11/26/2012
announcement
$12.45
$9.65
$8.18
$8.19
11/23/12 11/26/12 11/27/12 11/28/12
$7.00
$9.00
$11.00
$13.00

Confidential
Preliminary relative price performance

1-year 3-months
Maine
(44%)
Florida
+7%
Maine
(36%)
Florida
+8%
Source: FactSet Research Systems.
(1) GOM independent E&P companies include EXXI, WTI, SGY, EPL, PQ and CXPO.
GOM E&P
(1)
(5%)
GOM E&P
(1)
(11%)
11/28/11 2/9/12 4/20/12 7/4/12 9/14/12 11/28/12
50%
60%
70%
80%
90%
100%
110%
120%
130%
140%
Florida
Maine GOM E&P
8/28/12 9/14/12 10/3/12 10/22/12 11/9/12 11/28/12
50%
60%
70%
80%
90%
100%
110%
120%
130%
Florida Maine GOM E&P

Confidential

Preliminary selected equity research perspectives
Source: Bloomberg, FactSet Research Systems.
(1) Based on Maine’s closing share price of $8.19 as of 11/28/12.
Press release
regarding Davy
Jones on
11/26/12
Premium / (discount)
Date Name Recommendation Price target
to current
(1)
11/26/12 Jefferies Hold 12.00 46.5%
11/26/12 RBC Capital Sector perform 10.00 22.1%
11/26/12 Capital One Southcoast Add 9.00 9.9%
10/22/12 Ladenburg Thalmann & Co. Buy 21.00 156.4%
10/19/12 Susquehanna Positive 18.00 119.8%
10/19/12 Howard Weil Inc Market perform 15.00 83.2%
10/11/12 Dahlman Rose & Co. Buy 15.00 83.2%
Mean – post announcement $10.33 26.2%
Median – post announcement 10.00 22.1%
Mean – all reports $14.29 74.4%
Median – all reports 15.00 83.2%

Confidential

Preliminary illustrative Maine transaction matrix
Source: Florida management 5-year plan, Maine Financial Projections.
(1) Assumes 161.9 million basic shares outstanding for Maine per Maine management, 14.3 million options outstanding at a weighted average exercise price of $14.20 per share and
0.1 million RSUs.  Assumes 949.3 million basic shares outstanding for Florida, 13.6 million options exercisable at weighted average price of $33.10 and RSUs of 1.3 million.
(2) Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock, $188.9 million of 4%
convertible notes, $12 million of 8% convertible preferred stock, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q for Q3 2012.
Florida corporate adjustments as of 9/30/12 based on $3.7 billion of cash, $3.5 billion of debt and $3.6 billion of noncontrolling interest per Florida 10Q.
(3) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 63,500 Bcfe, per Maine management.
(4) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 21,498 Bcfe, per RPS estimates.
($ in millions, except as indicated)
Florida Maine Illustrative Maine purchase price
11/28/2012 11/28/12
$12.50 $14.00 $15.50 $17.00
% premium / (discount) to: Data Data
Current $38.56 $8.19 52.6% 70.9% 89.3% 107.6%
52-week high $48.96 (21.2%) $16.57 (50.6%) (24.6%) (15.5%) (6.5%) 2.6%
All-time high 62.93 (38.7%) 34.48 (76.2%) (63.7%) (59.4%) (55.0%) (50.7%)
5-day average 38.61 (0.1%) 10.20 (19.7%) 22.5% 37.2% 51.9% 66.6%
10-day average 38.11 1.2% 11.30 (27.5%) 10.6% 23.9% 37.2% 50.5%
20-day average 38.64 (0.2%) 11.90 (31.2%) 5.1% 17.7% 30.3% 42.9%
30-calendar day average 38.64 (0.2%) 11.88 (31.0%) 5.2% 17.9% 30.5% 43.1%
60-calendar day average 39.49 (2.4%) 11.68 (29.9%) 7.0% 19.8% 32.7% 45.5%
90-calendar day average 39.32 (1.9%) 11.99 (31.7%) 4.2% 16.7% 29.2% 41.7%
1-year average 37.98 1.5% 12.11 (32.4%) 3.2% 15.6% 28.0% 40.4%
Fully diluted shares 949.6 162.0 230.6 230.4 230.6 230.7
Implied equity value (1)
$36,729 $1,327 $2,882 $3,225 $3,574 $3,923
Corporate adjustments (2)
3,400 1,077 108 108 108 108
Implied enterprise value $40,129 $2,404 $2,990 $3,333 $3,682 $4,031
Pennsylvania interest (shares in millions) 51.0 51.0 51.0 51.0 51.0
Florida interest after conversion (shares in millions) – 34.3 34.2 33.7 33.3
Fully diluted shares (ex Pennsylvania and Florida interest) 111.0 145.2 145.1 145.8 146.4
Implied equity value
(1)
(ex Pennsylvania and Florida interest)
$909 $1,815 $2,032 $2,260 $2,489
Incremental consideration $217 $229 $229
Enterprise value / Data Data
2012E EBITDAX $6,956 5.8x $208 11.6x 14.4x 16.0x 17.7x 19.4x
2013E EBITDAX 9,215 4.4x 244 9.8 12.2 13.6 15.1 16.5
Proved reserves ($ / mcfe) 242 $9.93 $12.35 $13.77 $15.21 $16.65
Total resources ($ / mcfe) per Maine management (3)
63,835 0.04 0.05 0.05 0.06 0.06
Total resources ($ / mcfe) per RPS (4)
21,832 0.11 0.14 0.15 0.17 0.18
2012E Production ($ / mcfe/d) 138 $17,417 $21,667 $24,153 $26,680 $29,209
2013E Production ($ / mcfe/d) 150 16,024 19,933 22,221 24,546 26,872
Pre-tax PV-10% 829 2.9x 3.6x 4.0x 4.4x 4.9x
Price /
2012E CFPS $5.42 7.1x $0.73 11.2x 17.1x 19.1x 21.2x 23.2x
2013E CFPS 7.66 5.0x 1.43 5.7 8.7 9.8 10.8 11.9

Confidential
Premiums paid on selected precedent transactions
100% cash consideration, transaction value >$2 billion

(US$ in millions)
Ann. Trans.
Premium to (1)
Date Target Acquiror Value 1-Day 5-Day 10-Day 20-Day 30-Day 60-Day 52wk high
09/03/12 Medicis Pharmaceutical Corp Valeant Pharm Intl Inc $3,074 39.4% 34.5% 34.0% 33.5% 33.1% 33.1% 9.7%
07/23/12 Nexen Inc. CNOOC 17,743 61.2% 66.0% 67.1% 73.7% 74.5% 74.5% 10.0%
07/09/12 Amerigroup Corp WellPoint Inc 4,852 43.0% 39.6% 45.8% 47.2% 47.2% 47.2% 22.4%
07/01/12 Lincare Holdings Inc Linde AG 3,689 64.3% 61.2% 66.7% 82.2% 81.5% 81.5% 36.5%
06/29/12 Amylin Pharmaceuticals Inc Bristol-Myers Squibb Co 7,183 101.4% 103.1% 97.7% 81.4% 73.5% 73.5% 68.0%
04/19/12 Human Genome Sciences Inc GlaxoSmithKline PLC 2,910 98.7% 92.3% 79.9% 85.1% 75.9% 75.9% (52.5%)
01/07/12 Inhibitex Inc Bristol-Myers Squibb Co 2,524 163.4% 137.7% 137.4% 86.2% 86.2% 86.2% 57.7%
09/12/11 NetLogic Microsystems Broadcom Corp. 3,678 56.7% 67.3% 74.0% 58.4% 58.4% 58.4% 14.4%
08/15/11 Motorola Mobility Holdings Inc Google Inc 11,878 63.5% 85.8% 82.2% 84.4% 89.4% 89.4% 9.5%
07/15/11 Petrohawk Energy Corp BHP Billiton PLC 15,068 65.0% 57.7% 57.1% 63.6% 62.1% 62.1% 41.2%
06/23/11 Southern Union Co The Williams Cos Inc 5,520 55.7% 50.2% 48.6% 55.9% 58.9% 58.9% 44.3%
06/13/11 The Timberland Co VF Enterprises Inc 2,181 43.4% 45.8% 32.2% 27.6% 26.9% 26.9% (5.9%)
06/06/11 Temple-Inland Inc International Paper Co 3,582 47.5% 30.6% 38.8% 31.2% 33.2% 33.2% 18.3%
05/06/11 Warner Music Group Corp       Access Industries Inc         3,306 74.8% 56.8% 53.1% 50.3% 50.3% 50.3% 2.9%
05/04/11 Varian Semiconductor Equip    Applied Materials 4,715 55.4% 34.5% 46.0% 30.0% 33.2% 33.2% 25.0%
04/04/11 National Semiconductor Corp   Texas Instruments Inc         6,360 77.7% 73.3% 78.6% 70.2% 61.2% 61.2% 56.3%
03/28/11 GSI Commerce Inc              eBay Inc. 2,279 50.9% 49.3% 59.0% 40.7% 40.4% 40.4% (6.7%)
02/07/11 Beckman Coulter Inc           Danaher Corp                  5,782 46.3% 42.8% 50.5% 49.0% 48.9% 48.9% 19.5%
11/30/10 Baldor Electric Co            ABB Ltd                       4,188 40.8% 41.5% 42.7% 50.6% 51.1% 51.1% 38.7%
11/15/10 Bucyrus International Inc     Caterpillar Inc               7,453 32.2% 27.7% 36.5% 23.6% 23.8% 23.8% 21.2%
10/12/10 King Pharmaceuticals Inc Pfizer Inc 3,566 40.4% 40.3% 43.5% 53.2% 52.1% 52.1% 8.0%
08/23/10 3PAR Inc Hewlett-Packard Co 2,065 82.9% 83.3% 223.9% 244.8% 254.8% 254.8% 82.1%
08/19/10 McAfee Inc Intel 7,828 60.4% 60.2% 47.6% 52.0% 56.0% 56.0% 5.1%
05/12/10 Sybase Inc SAP 6,149 56.4% 53.0% 50.5% 38.1% 38.1% 38.1% 34.9%
03/01/10 OSI Pharmaceuticals Inc Astellas Pharma Inc 3,100 55.3% 55.2% 62.1% 68.0% 69.9% 69.9% 44.4%
02/28/10 Millipore Corp Merck KGaA 6,127 50.0% 54.9% 57.5% 51.1% 50.0% 50.0% 43.6%
11/11/09 3Com Corp Hewlett-Packard Co 3,183 38.8% 44.7% 45.2% 38.8% 38.6% 38.6% 33.9%
09/21/09 Perot Systems Corp Dell Inc 3,628 67.5% 74.6% 80.1% 76.5% 76.5% 76.5% 59.4%
04/20/09 Sun Microsystems Inc Oracle Corp 7,305 42.0% 48.0% 11.9% 17.3% 17.3% 17.3% (42.0%)
10/02/08 Atmel Corp                    Microchip Technology Inc      2,249 52.4% 37.4% 31.6% 26.3% 21.7% 21.7% (14.2%)
07/14/08 Republic Services Inc         Waste Management Inc          7,016 32.6% 29.3% 24.6% 9.3% 9.3% 9.3% 5.7%
07/14/08 Duvernay Oil Corp Royal Dutch Shell 5,838 42.0% 51.2% 37.0% 34.3% 34.3% 34.3% 22.8%
07/10/08 Rohm & Haas Co                Dow Chemical Co               15,513 74.0% 72.3% 59.0% 53.3% 51.1% 51.1% 24.4%
05/13/08 Electronic Data Systems Corp  Hewlett-Packard Co            12,565 32.6% 29.8% 31.9% 47.2% 44.9% 44.9% (14.2%)
03/03/08 Diebold Inc                   United Technologies Corp      2,632 65.8% 55.3% 60.4% 47.4% 54.7% 54.7% (26.6%)
02/21/08 ChoicePoint Inc               Reed Elsevier Group PLC       3,790 48.5% 46.0% 52.4% 55.3% 56.9% 56.9% 12.9%
12/10/07 Adams Respiratory Therapeutics Reckitt Benckiser PLC         2,267 37.4% 38.6% 45.0% 39.0% 39.1% 39.1% 28.6%
11/26/07 Genlyte Group Inc             Philips Holding USA Inc       2,810 52.4% 46.7% 43.9% 65.7% 64.4% 64.4% 8.6%
10/15/07 Tektronix Inc                 Danaher Corp                  2,956 34.1% 31.9% 36.1% 19.4% 19.8% 19.8% 7.4%
Source:
SDC Platinum, FactSet Research Systems.
Note:
Highlighted deals represent E&P transactions.
(1)
Premium to unaffected spot prices.

Confidential
Premiums paid on selected precedent transactions (cont’d)
100% cash consideration, transaction value >$2 billion

(US$ in millions)
Ann. Trans. Premium to
(1)
Date Target Acquiror Value 1-Day 5-Day 10-Day 20-Day 30-Day 60-Day 52wk high
08/02/07 CheckFree Corp                Fiserv Inc                    4,290 30.3% 26.7% 19.4% 18.4% 17.4% 17.4% 7.3%
07/27/07 Kyphon Inc                    Medtronic Inc                 4,068 32.3% 29.1% 30.8% 46.3% 45.4% 45.4% 24.3%
07/25/07 Dade Behring Holdings Inc     Siemens Medical Solutions Inc 7,131 37.7% 37.3% 41.5% 46.0% 48.7% 48.7% 32.1%
07/03/07 Huntsman Corp                 Hexion Specialty Chemicals Inc 6,239 48.1% 42.9% 42.9% 42.6% 42.1% 42.1% 27.7%
05/18/07 aQuantive Inc                 Microsoft Corp                6,333 85.4% 91.4% 116.5% 108.5% 111.8% 111.8% 84.2%
04/30/07 Intl Sec Exchange Hldgs Inc   Eurex AG                      2,821 47.6% 38.0% 30.8% 38.3% 38.3% 38.3% 17.5%
03/29/07 Lone Star Technologies Inc    United States Steel Corp      2,099 39.3% 38.3% 44.5% 41.4% 41.5% 41.5% 5.5%
11/06/06 Kos Pharmaceuticals Inc       Abbott Laboratories           4,146 55.7% 59.2% 57.1% 60.1% 60.2% 60.2% 6.0%
10/28/06 American Power Conversion Schneider Electric SA 6,085 30.5% 32.9% 34.8% 43.5% 41.8% 41.8% 25.3%
10/02/06 Myogen Inc                    Gilead Sciences Inc           2,474 49.7% 49.2% 51.6% 50.0% 50.9% 50.9% 24.2%
06/29/06 RSA Security Inc              EMC Corp                      2,337 44.6% 49.2% 58.6% 80.9% 88.2% 88.2% 33.1%
06/23/06 Kerr-McGee Corp               Anadarko Petroleum Corp       17,818 40.2% 37.3% 35.1% 34.6% 36.5% 36.5% 22.6%
06/23/06 Western Gas Resources Inc     Anadarko Petroleum Corp       5,385 49.1% 44.7% 38.8% 28.4% 31.5% 31.5% 4.9%
06/12/06 Maverick Tube Corp            Tenaris SA                    3,096 42.4% 35.5% 37.0% 22.6% 19.8% 19.8% 4.6%
12/14/05 Anteon International Corp General Dynamics Corp 2,176 36.1% 32.7% 29.5% 23.6% 21.7% 21.7% 15.1%
12/14/05 Abgenix Inc Amgen Inc 2,127 74.4% 119.9% 125.5% 111.5% 96.0% 96.0% 66.5%
11/13/05 Georgia-Pacific Corp Koch Forest Products Inc 12,634 38.5% 44.8% 47.6% 54.0% 54.7% 54.7% 24.8%
09/19/05 Spinnaker Exploration Co Norsk Hydro ASA 2,545 34.4% 44.3% 48.9% 54.6% 54.6% 54.6% 31.8%
08/24/05 York International Corp Johnson Controls Inc 3,288 35.3% 36.9% 33.8% 31.9% 34.9% 34.9% 31.4%
08/03/05 Reebok International Ltd adidas-Salomon AG 4,220 34.2% 38.7% 40.1% 40.3% 39.1% 39.1% 27.4%
All transactions Mean 53.1% 52.2% 54.9% 53.2% 53.1% 53.1% 21.5%
Median 48.1% 45.8% 46.0% 47.4% 48.9% 48.9% 22.6%
E&P transactions Mean 48.6% 50.2% 47.3% 48.2% 48.9% 48.9% 22.2%
Median 45.6% 47.9% 43.8% 44.6% 45.6% 45.6% 22.7%
2012YTD transactions Mean 81.6% 76.3% 75.5% 69.9% 67.4% 67.4% 21.7%
Median 64.3% 66.0% 67.1% 81.4% 74.5% 74.5% 22.4%
2011 transactions Mean 57.9% 54.0% 56.4% 51.0% 51.2% 51.2% 19.9%
Median 55.7% 50.2% 53.1% 50.3% 50.3% 50.3% 18.3%
2009 transactions Mean 51.5% 53.0% 63.8% 64.9% 66.2% 66.2% 29.9%
Median 50.0% 53.0% 47.6% 51.1% 51.1% 51.1% 34.9%
2008 transactions Mean 49.7% 45.9% 42.4% 39.0% 39.0% 39.0% 1.5%
Median 48.5% 46.0% 37.0% 47.2% 44.9% 44.9% 5.7%
2005-07 transactions Mean 43.9% 45.5% 47.4% 47.9% 47.8% 47.8% 24.4%
Median 39.3% 38.6% 41.5% 42.6% 41.8% 41.8% 24.3%
$2 – 4 billion transactions Mean 56.1% 54.5% 61.0% 58.2% 58.0% 58.0% 19.1%
Median 48.7% 46.2% 47.0% 48.7% 50.6% 50.6% 16.3%
Source: SDC Platinum, FactSet Research Systems.
Note: Highlighted deals represent E&P transactions.
(1) Premium to unaffected spot prices.

Confidential
Selected acquiror stock price reaction summary
Selected potential transformational transactions

Source: SDC Platinum, FactSet Research Systems.
($ in millions)
Acquiror Stock Price S&P500 Index
Percentage Change Percentage Change
Ann. Transaction
After Announcement After Announcement
Date Acquiror Target Value 1 Day  30 Days  1 Year 1 Day  30 Days  1 Year
09/21/11 United Technologies Corp Goodrich Corp
$18,040 (10.1%) 1.2% 5.3% (6.0%) 3.0% 25.1%
07/14/11 BHP Billiton PLC Petrohawk Energy Corp
15,068 (2.8%) (14.0%) (24.1%) (0.1%) (12.0%) 3.7%
04/25/11 Barrick Gold Corp. Equinox Minerals, Ltd. 7,370 (10.1%) (18.4%) (28.5%) 0.7% (3.8%) 4.0%
02/07/11 Ensco PLC Pride International Inc
8,685 (5.8%) 6.0% 1.1% 1.0% (1.0%) 2.8%
08/31/09 Baker Hughes Inc BJ Services Co
5,530 (7.0%) 19.1% (1.3%) (3.0%) 4.6% 2.0%
03/09/09 Merck & Co Inc Schering-Plough Corp 45,913 (2.4%) 10.9% 62.9% 5.3% 21.8% 66.9%
07/10/08 The Dow Chemical Co Rohm & Haas Co
18,565 (6.7%) 0.3% (56.8%) (0.4%) 2.7% (29.4%)
06/12/08 Invitrogen Corp Applied Biosystems Group
6,265 (11.8%) (1.1%) (7.6%) 1.8% (6.2%) (29.1%)
07/12/07 Rio Tinto Alcan 35,767 1.1% (15.5%) 40.2% 0.3% (6.1%) (19.9%)
06/23/06 Anadarko Petroleum Corp Western Gas Resources
5,385 (9.9%) (3.5%) 11.7% 0.4% 2.7% 20.6%
06/23/06 Anadarko Petroleum Corp Kerr-McGee Corp
17,818 (9.9%) (3.5%) 11.7% 0.4% 2.7% 20.6%
01/24/06 Walt Disney Co Pixar Inc 6,491 (0.3%) 9.8% 38.5% 0.1% 1.0% 14.0%
Mean (6.3%) (0.7%) 4.4% 0.0% 0.8% 6.8%
Median (6.8%) (0.4%) 3.2% 0.4% 1.8% 3.8%

Confidential
Selected acquiror stock price reaction summary
Selected high premium transactions

Source: SDC Platinum, FactSet Research Systems.
(1) Premium to unaffected spot prices.
($ in millions)
Acquiror share S&P price
Ann. Trans. Acquiror
Premium to (1) price reaction performance
Date Target Acquiror Value Consideration equity value 1-Day 20-Day 1-Day 1-Day
E&P transactions
07/23/12 Nexen Inc. CNOOC $17,743 100% cash $88,866 61.2%
73.7% (3.1%) (0.9%)
04/15/12 Mariner Apache 4,685 100% cash 36,007 48.6%
68.1% (1.5%) (0.1%)
07/14/11 Petrohawk Energy Corp BHP Billiton PLC 15,068 100% cash 204,718 61.9%
62.1% (2.8%) (1.0%)
07/14/08 Duvernay Oil Corp Royal Dutch Shell 5,838 100% cash 236,346 42.0%
34.3% (1.4%) (0.9%)
06/23/06 Kerr-McGee Corp               Anadarko Petroleum Corp       17,818 100% cash 20,591 40.2%
34.6% (9.9%) 0.4%
06/23/06 Western Gas Resources Inc     Anadarko Petroleum Corp       5,385 100% cash 20,591 49.1%
28.4% (9.9%) 0.4%
Mean 50.5% 50.2% (4.8%) (0.3%)
Median 48.9% 48.4% (3.0%) (0.5%)
Other transactions
06/29/12 Amylin Pharmaceuticals Inc Bristol-Myers Squibb Co $7,183 100% cash 60,324 101.4%
81.4% (0.3%) (0.7%)
04/19/12 Human Genome Sciences Inc
GlaxoSmithKline PLC
2,910 100% cash 115,838 98.7%
85.1% 0.7% (0.6%)
01/07/12 Inhibitex Inc Bristol-Myers Squibb Co 2,524 100% cash 57,832 163.4%
86.2% (0.9%) 0.2%
04/04/11 National Semiconductor Corp   Texas Instruments Inc         6,360 100% cash 39,607 77.7%
70.2% 1.7% (0.0%)
01/12/09 Advanced Medical Optics Inc   Abbott Laboratories           1,378 100% cash 77,715 148.6%
297.8% (2.2%) (2.3%)
05/18/07 aQuantive Inc                 Microsoft Corp                6,333 100% cash 295,105 85.4%
108.5% (0.5%) 0.7%
10/30/06 Sirna Therapeutics Inc        Merck & Co Inc                1,132 100% cash 99,156 101.6%
132.1% (0.5%) 0.0%
12/14/05 Abgenix Inc Amgen Inc 2,127 100% cash 94,747 74.4%
111.5% 2.2% 0.0%
Mean 106.4% 121.6% 0.0% (0.3%)
Median 100.1% 97.4% (0.4%) (0.0%)
Mean 106.4% 121.6% 0.0% (0.3%)
Median 100.1% 97.4% (0.4%) (0.0%)

Confidential
Preliminary 1-year Maine short interest development

4%
6%
8%
10%
12%
14%
11/30/2011 02/29/2012 05/31/2012 08/31/2012
11/15/2012
Source: Bloomberg.
Represents short interest shares as a percent of Maine’s basic shares outstanding

Confidential 2. Preliminary Maine financial analysis 14

Confidential
3P reserve estimates based on reserve reports prepared by Ryder Scott, Maine’s third-party reserve engineers
Projection model with production and costs for ~3 Tcfe of net resource potential provided by Maine management
– Scaled up to 21.5 Tcfe of net unrisked resource potential per analysis provided by RPS, the Special Committee’s reserve engineers, and 63.5 Tcfe of net unrisked resource potential per Maine management guidance
– Revised RPS estimate of 21.5 Tcfe of net unrisked ultra-deep resource potential based on additional diligence sessions and  new information received from Maine management on November 21, 2012 (see page 16 for details)
Analyzed 14.25-year unlevered free cash flow (9/30/12–12/31/2026E)
– Discounted projected unlevered free cash flows to 9/30/12; discount rate of 12% for illustrative purposes
– Cash flow from remaining reserves after 2026E discounted to 9/30/12 based on the weighted average remaining life of production
Assumes forward curve pricing as of 11/28/2012
Preliminary reserve and resource risking assumed for illustrative purposes with guidance from RPS and Maine management
– 13% risking for ultra-deep resource potential per RPS guidance
– 30% risking for ultra-deep resource potential per Maine guidance
Cash G&A and non-cash G&A per Maine management guidance
Plan tax rate of 38% per Maine management
Tax basis of assets per Maine management

Preliminary illustrative Maine NAV analysis assumptions
Note: Tax assumptions per Maine management as follows: Capital recovery assumes 25% of future capital expenditures allocated to tangible assets and 75% to intangible drilling costs expensed in year incurred.  Tangible assets depreciated using a 7-year MACRS schedule.
Analysis doesn’t account for AMT and withholding taxes.
(1) Represents average of spot prices until 9/30/12 and forward curve pricing for remaining 2012.
(1)
2012 2013 2014 2015 2016 2017 2018 2019 Thereafter
WTI ($/bbl) 88.09 89.48 89.93 88.42 86.61 85.98 85.78 85.68 85.62
Henry Hub ($/MMbtu) 3.60 3.98 4.27 4.40 4.79 4.97 5.19 5.45 5.75

Confidential
RPS’ revisions to Maine’s ultra-deep resource
potential estimate
RPS revised its unrisked resource potential and risked resource potential estimate for Maine’s ultra-deep prospect inventory based on additional diligence sessions and new information received from Maine management
–
Revised net unrisked resource potential of 21.5 Tcfe and net risked resource potential of 2.8 Tcfe, implying a risking factor of
~13% based on more detailed Geologic Probability of Success (“GPoS”) risking exercise with prospect and zone specific GPoS
Revisions based on updated pay associated with the prospects and inclusion of individual target reservoirs proposed by Maine
–
Resulted in approximately 40% increase in RPS’ estimate of unrisked resources for the top 80% of the ultra-deep resource potential
–
Specifically, England, Captain Blood, Drake, Highlander, Lineham Creek, and Calico Jack resource estimate increased from 11.1 Tcfe gross unrisked to 15.5 Tcfe gross unrisked resource
–
Subsequent addition of Tortuga discovery resulted in a gross unrisked resource potential of 21.1 Tcfe for ~80% of Maine’s ultra-deep portfolio
–
A 100% gross up implies 35.5 Tcfe of gross unrisked resource potential resulting at 4.7 Tcfe gross risked resource potential
(13.1% weighted average risking and 2.8 Tcfe net risked resource potential to Maine)
Source: RPS.
(1) Net interest based on weighted average working interest implied by Maine’s interest in individual prospects.

Gross Maine Gross RPS RPS GPoS Risked Gross RPS RPS GPoS Risked
Prospect Resource (Tcfe) Resource (Tcfe) GPoS RPS Resources (Tcfe) Resource (Tcfe) GPoS RPS Resources (Tcfe)
England 27.3 3.9 3.9 23.0% 0.9
Captain Blood 18.0 1.0 1.0 10.8% 0.1
Drake 14.6 2.4 2.4 20.3% 0.5
Highlander 13.3 1.6 3.3 9.5% 0.3
Lineham Creek 10.8 1.7 2.7 8.5% 0.2
Calico Jack 7.0 0.5 2.2 10.1% 0.2
Tortuga 5.6 – 5.6 9.2% 0.5
Total 96.6 11.1 10.0% 1.1 21.1 13.1% 2.8
Remaining prsopects 19.2 16.6 10.0% 1.7 14.4 13.1% 1.9
All prospects 115.8 27.7 10.0% 2.8 35.5 13.1% 4.7
Net to Maine (Tcfe) 15.2 10.0% 1.5 21.5 13.1% 2.8
(1)

Confidential

Preliminary illustrative Maine NAV analysis summary
Preliminary analysis based on forward curve pricing as of 11/28/2012 and illustrative discount rate of 12%
Proved, probable, and possible reserves risked at 100%, 70%, and 50%, respectively, per RPS guidance
Resource risking for illustrative purposes (RPS resource risking: 13%; Maine resource risking: 30%)
See page 16 for a summary of RPS’ revision to ultra-deep resource estimates
Royalty payment based on revenue from ultra-deep prospects for 2012 through end of resource life
Note: 3P:  Proved + Probable + Possible.
(1) Based on net unrisked resource estimate of 21.5 Tcfe per RPS guidance.
(2) Based on net unrisked resource estimate of 63.5 Tcfe per Maine management.
(3) Others include PV of G&A and tax shield related to existing PP&E.
(4) Maine corporate adjustments based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock, $188.9 million of 4% convertible notes, $12 million of 8%
convertible preferred stock, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q for Q3 2012.
(5) Royalty on resource potential.
($ in millions, except per share amounts)
RPS resource Maine management
estimate
(1)
resource estimate
(2)
Case 1 Case 2 Case 3
RPS risking RPS risking Maine risking
Deep Shelf $433 $433 $433
Gulf of Mexico Deep Water 64 64 64
Traditional Shelf 483 483 483
Ultra Deep Shelf 2,237 6,027 13,383
Total of all regions $3,216 $7,007 $14,363
Others
(3)
173 165 163
PV of NOLs 473 675 1,106
Net asset value $3,863 $7,846 $15,632
(–) Corporate adjustments
(4)
(108) (108) (108)
Implied equity value $3,755 $7,738 $15,524
Implied price per Maine share $16.65 $33.41 $66.16
Implied price per Maine share – 4% royalty
(5)
15.99 31.64 62.04

Confidential
Preliminary analysis based on illustrative discount rate of 12%

Preliminary illustrative Maine risked NAV sensitivity
analysis
Maine management risking cases commodity price sensitivity analysis
RPS risking cases commodity price sensitivity analysis
Note: Assume forward curve pricing for 2012 – 2014 and flat pricing where indicated thereafter.
(1) Forward curve pricing as of 11/28/12.
(1)
(1)
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
RPS
Case 1 $16.65 $12.10 $16.34 $19.56 22.37 25.20 28.02
resource case
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Maine mgmt
Case 2 $33.41 $23.77 $31.85 $39.90 $47.31 $54.69 $62.05
management
resource case
Case 3 66.16 44.20 61.84 79.39 95.62 111.90 128.17

Confidential
Preliminary illustrative Maine royalty per share
sensitivity analysis

Royalty payment based on revenue from ultra-deep prospects for 2012 through end of resource life
Preliminary analysis based on forward curve pricing as of 11/28/12 and illustrative discount rate of 12%
(1)
Illustrative per share estimate for royalty
($ per fully diluted share outstanding, except where otherwise indicated)
Illustrative Maine price per share – ultra-deep royalty rate sensitivity
Note: Royalty interest not on 8/8   basis.
(1) Assumes 21.7 Tcfe of unrisked ultra-deep resource potential, including Davy Jones.
(2) Assumes 63.7 Tcfe of unrisked ultra-deep resource potential, including Davy Jones.
(3) See previous page.
(2)
Resource Net implied Royalty Production estimate (Mmcfe/d)
Risking risked resource (Tcfe) 3.0% 4.0% 5.0% 6.0% 2013E 2014E 2015E
RPS resource estimate 13.1% 2.8 $0.82 $1.09 $1.36 $1.64 53.6 121.8 222.3
Maine management 13.1% 8.3 $2.26 $3.01 $3.76 $4.51 53.6 220.0 517.1
resource estimate 30.0% 19.1 5.05 6.73 8.42 10.10 53.6 410.7 1,089.2
RPS resource Maine management
estimate
(1)
resource estimate
(2)
Case 1 Case 2 Case 3
RPS risking RPS risking Maine risking
Implied price per Maine share (NAV analysis) (3) $16.65 $33.41 $66.16
Implied price per Maine share assuming:
4% royalty on resource potential 15.99 31.64 62.04
th

Confidential
Preliminary illustrative Maine royalty per share
sensitivity analysis

RPS resource estimate (1) and illustrative 13% risking
Royalty payment based on revenue from ultra-deep prospects for 2012 and sensitivity for royalty trust duration
Preliminary analysis based on 4% royalty and 12% discount rate for illustrative purposes; forward curve pricing as of 11/28/12
Note: Assumes 100% risking for ~0.2 Tcfe of net unrisked resource potential from Davy Jones, per RPS.
Assumes forward curve pricing for 2012-2014 and flat pricing where indicated thereafter.
(1) Based on net unrisked resource estimate of 21.7 Tcfe per RPS guidance, including Davy Jones.
(2) Based on net unrisked resource estimate of 63.7 Tcfe per Maine management, including Davy Jones.
(3) Forward curve pricing as of 11/28/12.
Maine management resource estimate (2) and illustrative 13% risking
Maine management resource estimate (2) and illustrative 30% risking
(3)
(3)
(3)
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $0.62 $0.52 $0.62 $0.72 $0.82 $0.92 $1.01
trust
15 1.00 0.80 0.97 1.14 1.29 1.45 1.60
duration
20 1.09 0.86 1.05 1.23 1.40 1.57 1.73
(years)
25 1.09 0.86 1.05 1.23 1.40 1.57 1.73
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $1.64 $1.34 $1.62 $1.90 $2.16 $2.42 $2.68
trust
15 2.76 2.18 2.65 3.12 3.55 3.98 4.41
duration
20 3.01 2.37 2.88 3.39 3.86 4.33 4.80
(years)
25 3.01 2.37 2.88 3.39 3.86 4.33 4.80
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $3.60 $2.94 $3.56 $4.19 $4.76 $5.34 $5.91
trust
15 6.16 4.85 5.90 6.96 7.93 8.90 9.87
duration
20 6.73 5.28 6.43 7.58 8.64 9.70 10.76
(years)
25 6.73 5.28 6.43 7.58 8.64 9.70 10.76

Confidential 3. Pro forma financial impact 21

Confidential
Preliminary illustrative pro forma financial impact
Merger consideration 100% cash for Maine, 50/50 stock/cash for
Pennsylvania

Commodity price assumptions based on forward curve pricing as of 11/28/12
Assumes sensitivity for premium paid to Pennsylvania shareholders and purchase price of $15.50 per share for illustrative purposes paid to
Maine shareholders
Does not reflect pro forma financial impact of issuing royalty units
Source: Florida management 5-year plan, Pennsylvania management 5-year plan and Maine Financial Projections.
Note: Based on Florida, Pennsylvania and Maine share prices of $38.56, $34.80 and $8.19 as of 11/28/12. Florida estimates per Florida management plan; assumes transaction close of 1/1/13 for illustrative purposes; assumes no synergies; Pennsylvania estimates per Pennsylvania management 5-year plan as of November 2012 and Maine estimates per Maine Financial Projections as of
10/29/12; Florida stock issued at Florida share price of $38.56 as of 11/28/12; $2 billion minimum pro forma cash balance; 0.3% interest rate earned on cash; 3.8% interest rate on acquisition debt;
marginal tax rate of 35%; balance sheet based on Florida, Pennsylvania and Maine management 5-year plans.  Assumes that $500 million convertible preferred stock held by Florida converts.
Excludes Pennsylvania interest in Maine.
($ in millions, except per share amounts)
Florida Illustrative Pennsylvania acquisition price
standalone $47.00 $48.00 $49.00 $50.00 $51.00
Purchase price: % premium to current price 35.1% 37.9% 40.8% 43.7% 46.6%
Pennsylvania exchange ratio (50/50 stock/cash consideration) 0.609x 0.622x 0.635x 0.648x 0.661x
Maine price per share $15.50 $15.50 $15.50 $15.50 $15.50
% premium to current price 89.3% 89.3% 89.3% 89.3% 89.3%
Pennsylvania equity purchase price $36,729 $6,396 $6,532 $6,668 $6,804 $6,940
Maine equity purchase price 3,574 3,574 3,574 3,574 3,574
Implied Pennsylvania enterprise value 40,129 16,826 16,962 17,098 17,234 17,370
Implied Maine enterprise value 3,682 3,682 3,682 3,682 3,682
Pennsylvania 50/50
1.0% 0.6% 0.2% (0.2%) (0.6%)
stock/cash mix Additional pre-tax synergies to breakeven NA NA NA $14 $39
Maine 100% cash Share repurchase required for breakeven (millions of shares) NA NA NA 2.9 8.6
% of Florida basic shares outstanding repurchased NA NA NA 0.3% 0.9%
30.4% 30.2% 29.9% 29.7% 29.5%
1.7% 1.4% 1.0% 0.7% 0.3%
29.1% 28.9% 28.7% 28.4% 28.2%
1.4% 1.1% 0.8% 0.4% 0.1%
24.4% 24.2% 24.0% 23.8% 23.6%
Total debt / 2012PF capitalization 17.8% 46.8% 46.8% 46.9% 46.9% 46.9%
Total debt / 2012E EBITDA 0.6x 1.7x 1.7x 1.7x 1.7x 1.7x
% of Florida basic shares outstanding issued 7.7% 7.8% 8.0% 8.2% 8.4%
Cash consideration $5,941 $6,013 $6,085 $6,157 $6,229
Accretion / (Dilution) – 2013E EPS
Accretion / (Dilution) – 2013E CFPS
Accretion / (Dilution) – 2014E EPS
Accretion / (Dilution) – 2014E CFPS
Accretion / (Dilution) – 2015E EPS
Accretion / (Dilution) – 2015E CFPS

Confidential

Preliminary Florida stock liquidity analysis
Source: FactSet Research Systems.
Note: Assumes purchase price of $50.00 per Pennsylvania share and 50/50 stock/cash consideration.
Assumes ~87.6 million shares of Florida issued to Pennsylvania shareholders based on 0.64 of a share of Florida common stock, multiplied by 136.1 million fully diluted shares.  Pennsylvania fully diluted share count based on 129.0 million basic shares outstanding, 0.003 million options outstanding at a weighted average exercise price of $7.10 per share and RSUs of 5.4 million.
Alternative case assumes purchase price of $15.50 per Maine share and 100% stock consideration.
Assumes ~59.0 million shares of Florida issued to Maine shareholders based on 0.40x of a share of Florida common stock, multiplied by 146.4 million fully diluted shares (excluding Pennsylvania and Florida interest). Assumes 161.9 million basic shares outstanding for Maine per Maine management, 14.3 million options outstanding at a weighted average exercise price of $14.20 per share and 0.1 million RSUs.
(1) Based on 949.3 million common shares outstanding.
Average Stock portion of merger consideration
Florida trading (avg. days volume)
average volume % outstanding Pennsylvania Pennsylvania (50/50 stock/cash)
price (million shares) shares
(1)
(50/50 stock/cash) Maine (100% stock)
Current (11/28/12) $38.56 11.7 1.2% 7.5 12.6
5 trading days 38.61 9.3 1.0% 9.5 15.8
10 trading days 38.11 12.4 1.3% 7.1 11.9
20 trading days 38.64 12.2 1.3% 7.2 12.0
60 calendar days 39.49 13.4 1.4% 6.6 11.0
90 calendar days 39.32 15.0 1.6% 5.9 9.8
1 Year 37.99 16.5 1.7% 5.3 8.9

Confidential Appendix 24

Confidential
Preliminary illustrative pro forma financial impact
Merger consideration 100% stock for Maine, 50/50 stock/cash for
Pennsylvania

Source: Florida management 5-year plan, Pennsylvania management 5-year plan and Maine Financial Projections.
Note: Based on Florida, Pennsylvania and Maine share prices of $38.56, $34.80 and $8.19 as of 11/28/12. Florida estimates per Florida management plan; assumes transaction close of 1/1/13 for illustrative purposes; assumes no synergies; Pennsylvania estimates per Pennsylvania management 5-year plan as of November 2012 and Maine estimates per Maine Financial Projections as of
10/29/12; Florida stock issued at Florida share price of $38.56 as of 11/28/12; $2 billion minimum pro forma cash balance; 0.3% interest rate earned on cash; 3.8% interest rate on acquisition debt;
marginal tax rate of 35%; balance sheet based on Florida, Pennsylvania and Maine management 5-year plans.  Assumes that $500 million convertible preferred stock held by Florida converts.
Excludes Pennsylvania interest in Maine.
Commodity price assumptions based on forward curve pricing as of 11/28/12
Assumes sensitivity for premium paid to Pennsylvania shareholders and purchase price of $15.50 per share for illustrative purposes paid to
Maine shareholders
Does not reflect pro forma financial impact of issuing royalty units
($ in millions, except per share amounts)
Florida Illustrative Pennsylvania acquisition price
standalone $47.00 $48.00 $49.00 $50.00 $51.00
Purchase price: % premium to current price 35.1% 37.9% 40.8% 43.7% 46.6%
Pennsylvania exchange ratio (50/50 stock/cash consideration) 0.609x 0.622x 0.635x 0.648x 0.661x
Maine price per share $15.50 $15.50 $15.50 $15.50 $15.50
% premium to current price 89.3% 89.3% 89.3% 89.3% 89.3%
Pennsylvania equity purchase price $36,729 $6,396 $6,532 $6,668 $6,804 $6,940
Maine equity purchase price 3,574 3,574 3,574 3,574 3,574
Implied Pennsylvania enterprise value 40,129 16,826 16,962 17,098 17,234 17,370
Implied Maine enterprise value 3,682 3,682 3,682 3,682 3,682
Pennsylvania 50/50 Accretion / (Dilution) – 2013E EPS (4.9%) (5.3%) (5.6%) (5.9%) 0.0%
stock/cash mix Additional pre-tax synergies to breakeven $338 $362 $385 $409 ($1)
Maine 100% stock Share repurchase required for breakeven (millions of shares) 68.4 73.8 79.6 85.1 90.8
% of Florida basic shares outstanding repurchased 7.2% 7.8% 8.4% 9.0% 9.6%
21.8% 21.8% 21.8% 21.8% 21.8%
(5.1%) (5.4%) (5.7%) (6.0%) 1.2%
Additional pre-tax synergies to breakeven $453 $479 $506 $533 ($100)
20.1%
19.9% 19.7% 19.6% 29.5%
(5.7%) (6.0%) (6.3%) (6.6%) 1.2%
Additional pre-tax synergies to breakeven $615 $646 $677 $708 ($123)
15.6% 15.4% 15.3% 15.1% 25.0%
Total debt / 2012PF capitalization 17.8% 38.8% 38.8% 38.9% 38.9% 49.0%
Total debt / 2012E EBITDA 0.6x 1.4x 1.4x 1.4x 1.4x 1.8x
% of Florida basic shares outstanding issued 16.0% 16.2% 16.4% 16.5% 16.7%
Cash consideration $2,890 $2,962 $3,034 $3,106 $3,178
Accretion / (Dilution) – 2013E CFPS
Accretion / (Dilution) – 2014E EPS
Accretion / (Dilution) – 2014E CFPS
Accretion / (Dilution) – 2015E EPS
Accretion / (Dilution) – 2015E CFPS

Confidential

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